As filed with the Securities and Exchange Commission on December 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BTU International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2781248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23 Esquire Road

North Billerica, Massachusetts 01862-2596

(978) 667-4111

(Address, including zip code, and telephone number, including area code of principal executive offices)

Paul J. van der Wansem

Chief Executive Officer

BTU International, Inc.

23 Esquire Road

North Billerica, Massachusetts 01862-2596

(978) 667-4111

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With Copies to:

Keith F. Higgins

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	$45,000,000 (1)	1,381.50 (2)

(1)	There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate offering price not to exceed $45,000,000. This registration statement shall also cover such additional number of shares of BTU International common stock as are issued or issuable as a result of a stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction in which the offer or sale is not permitted.

Subject to Completion, December 4, 2007

PROSPECTUS

                     Shares

BTU International, Inc.

23 Esquire Road

North Billerica, Massachusetts 01862 USA

(978)-667-4111

We may offer                      shares of our common stock, $0.01 par value per share, from time to time in one or more issuances. Our common stock is traded on The NASDAQ Global Market under the symbol “BTUI.” On December 3, 2007, the last reported per share sale price of our common stock was $14.22.

Investing in our common stock involves a high degree of risk. You should carefully consider the information identified under “ Risk Factors” beginning on page 3.

This prospectus provides you with a general description of offerings of common stock that we may undertake. Each time we sell shares of our common stock pursuant to this prospectus, we also will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell the securities to underwriters or dealers, through agents, or directly to investors.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2007

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any document incorporated by reference. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is correct only as of the date hereof, regardless of the time of the delivery of this prospectus or any sale of the common stock described in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless the context otherwise requires, all references to “BTU International,” “we,” “our,” “us” or “our company” in this prospectus refer to BTU International, Inc., a Delaware corporation.

RISK FACTORS

You should consider the “Risk Factors” referred to under Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 16, 2007, which is incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem material may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of common stock covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 30,000,000 shares of stock: 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 3, 2007, we had 9,332,888 shares of common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A. Its telephone number is 1-816-843-4299.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock that are undesignated and not issued or outstanding as of the date of this prospectus. Under Delaware law and our certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our certificate of incorporation and by-laws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR

CERTIFICATE OF INCORPORATION AND BY-LAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our certificate of incorporation and by-laws. The summary is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our certificate of incorporation and by-laws, copies of which are on file with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude BTU International from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of BTU International, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

Certificate of Incorporation and By-Law Provisions

Our certificate of incorporation and by-laws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. Our certificate of incorporation, for example, precludes stockholder action by written consent. In addition, our certificate of incorporation requires the affirmative vote of holders of two-thirds of the outstanding shares of common stock to approve a merger, a sale of substantially all our assets and similar transactions, as well as amendments to our restated certificate of incorporation.

PLAN OF DISTRIBUTION

We may sell the shares of common stock being offered by us in this prospectus:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may engage in at the market offerings.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

If we use underwriters to sell securities, we would enter into an underwriting agreement with the underwriters at the time of the sale to them. The names of the underwriters would be set forth in the prospectus supplement which would be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and discounts, concessions or commissions allowed by underwriters to participating dealers, would be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which they may be required to make in respect of such liabilities.

Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts would be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement would set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our common stock currently is traded on The NASDAQ Global Market. Any shares of our common stock sold pursuant to a prospectus supplement also will be traded on The NASDAQ Global Market or on an exchange on which the common stock offered is then listed, subject (if applicable) to official notice of issuance. We are not obligated to maintain our listing on The NASDAQ Global Market. Any underwriters to whom we sell shares of common stock for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of Vitale, Caturano & Company, Ltd., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007 (File no. 000-17297);

•	our quarterly report filed on Form 10-Q for the fiscal quarter ended April 1, 2007, filed with the SEC on May 11, 2007 (File no. 000-17297);

•	our quarterly report filed on Form 10-Q for the fiscal quarter ended July 1, 2007, filed with the SEC on August 10, 2007 (File no. 000-17297);

•	our quarterly reported filed on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (File no. 000-17297)

•

the portions of our proxy statement on Schedule 14A filed with the SEC on April 20, 2007 (File no. 000-17297) that are incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007;

•	the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on October 7, 1988 (File no. 033-24882); and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement of which this prospectus forms a part but prior to the termination of the offering of the common stock.

We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct questions to us at the following address or telephone number:

BTU International, Inc.

23 Esquire Road

North Billerica, MA 01862

(978) 667-4111

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Distribution

The expenses in connection with the securities being registered are as follows:

Amount To Be Paid
Registration fee	$1,381.50
Printing and Engraving Expenses	$100,000.00
Legal fees and expenses	$175,000.00
Accounting fees and Expenses	$100,000.00
Miscellaneous	$23,618.50

Total	$400,000.00

All of the above figures, except the SEC registration fee, are estimated, and we will pay all of the above expenses.

Item 15.	Indemnification of Directors and Officers

BTU International is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors and officers to the full extent permitted by the laws of the State of Delaware. Our restated certificate of incorporation provides that our directors and officers shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined. Our By-laws provide that we shall indemnify its directors and officers to the extent permitted by the General Corporation Law of the State of Delaware.

All of our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 16.	List of Exhibits

Number	Title of Exhibit
+1.1	Form of Underwriting Agreement.

*3.1	Amended and Restated Certificate of Incorporation of BTU International. Previously filed as Exhibit 3.0 of Form 10-Q for the period ended July 1, 2001, filed on August 14, 2001 (File No. 000-17297).

*3.2	Amended and Restated By-laws of BTU International. Previously filed as Exhibit 3.2 of Form S-1 filed on October 7, 1988 (File No. 033-24882)

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Vitale, Caturano & Company, Ltd., independent registered public accounting firm. Filed herewith.

23.2	Consent of Ropes & Gray LLP. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on the signature page hereof.

+	To be filed by amendment.

*	Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4)

and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on December 4, 2007.

BTU INTERNATIONAL, INC.

By:	/s/ PAUL J. VAN DER WANSEM
Paul J. van der Wansem Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of BTU International, Inc. hereby severally constitute and appoint Paul J. van der Wansem and Thomas P. Kealy, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments and supplements to this registration statement on Form S-3 (including any post-effective amendments thereto), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 4, 2007.

Signature	Title

/s/ PAUL J. VAN DER WANSEM Paul J. van der Wansem	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ THOMAS P. KEALY Thomas P. Kealy	Vice President, Corporate Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ DR. JEFFREY CHUAN CHU Dr. Jeffrey Chuan Chu	Director

/s/ JOSEPH F. WRINN Joseph F. Wrinn	Director

/s/ JOHN E. BEARD John E. Beard	Director

/s/ G. MEAD WYMAN G. Mead Wyman	Director

/s/ J. SAMUEL PARKHILL J. Samuel Parkhill	Director

EXHIBIT INDEX

Number	Title of Exhibit
+1.1	Form of Underwriting Agreement

*3.1	Amended and Restated Certificate of Incorporation of BTU International. Previously filed as Exhibit 3.0 of Form 10-Q for the period ended July 1, 2001, filed on August 14, 2001 (File No. 000-17297).

*3.2	Amended and Restated By-laws of BTU International. Previously filed as Exhibit 3.2 of Form S-1 filed on October 7, 1998 (File No. 033-24882)

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Vitale, Caturano & Company, Ltd., independent registered public accounting firm. Filed herewith.

23.2	Consent of Ropes & Gray LLP. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on the signature page hereof.

+	To be filed by amendment.

*	Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.